Exhibit 99.3

GAP INC. ANNOUNCES SECOND DIVIDEND INCREASE IN FISCAL 2013

New Annual Dividend Per Share Represents a 60 Percent Increase Over 2012

SAN FRANCISCO - August 22, 2013 - Gap Inc. (NYSE: GPS) today announced that its Board of Directors intends to increase the company's annual dividend per share from $0.60 to $0.80 beginning in the third quarter of 2013. This represents a 60 percent increase over the fiscal 2012 dividend per share of $0.50. The announcement underscores the company's commitment to distributing excess cash to shareholders.

The company also announced that its Board of Directors has authorized the third quarter dividend of $0.20 per share, payable on or after October 30, 2013 to shareholders of record at the close of business on October 16, 2013.

Since 2004 the company's dividend has grown almost ten-fold, from $0.02 per quarter to $0.20. During the same period, Gap Inc. has returned over $14 billion to shareholders through share repurchases and dividends.

Forward Looking Statements

This press release contains forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as "expect," "anticipate," "believe," "estimate," "intend," "plan," "project," and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding:

•	Future dividends;

•	Commitment to distributing excess cash to shareholders.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company's actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following:

•	the risk that changes in general economic conditions or consumer spending patterns could adversely impact the company's results of operations;

•	the highly competitive nature of the company's business in the United States and internationally;

•	the risk that the company or its franchisees will be unsuccessful in gauging apparel trends and changing consumer preferences;

•
the risk to the company's business associated with global sourcing and manufacturing, including sourcing costs, events causing disruptions in product shipment, or an inability to secure sufficient manufacturing capacity;

•	the risk that actual or anticipated cyber attacks, and other cybersecurity risks, may cause the company to incur increasing costs;

•	the risk that natural disasters, public health crises, political crises, or other catastrophic events could adversely affect the company's operations and financial results;

•
the risk that acts or omissions by the company's third-party vendors, including a failure to comply with the company's code of vendor conduct, could have a negative impact on its reputation or operations;

•	the risk that the company does not repurchase some or all of the shares it anticipates purchasing pursuant to its repurchase program;

•	the risk that the company will not be successful in defending various proceedings, lawsuits, disputes, claims, and audits; and

•	the risk that changes in the regulatory or administrative landscape could adversely affect the company's financial condition, strategies, and results of operations.

Additional information regarding factors that could cause results to differ can be found in the company's Annual Report on Form 10-K for the fiscal year ended February 2, 2013, as well as the company's subsequent filings with the U.S. Securities and Exchange Commission.

These forward-looking statements are based on information as of August 22, 2013. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.
Gap Inc. is a leading global retailer offering clothing, accessories, and personal care products for men, women, children, and babies under the Gap, Banana Republic, Old Navy, Piperlime, Athleta, and Intermix brands. Fiscal year 2012 net sales were $15.7 billion. Gap Inc. products are available for purchase in more than 90 countries worldwide through about 3,100 company-operated stores, over 300 franchise stores, and e-commerce sites. For more information, please visit www.gapinc.com.

Investor Relations Contact:
David Davick
(415) 427-2164
Investor_relations@gap.com

Media Relations Contact:
Kari Shellhorn
(415) 427-1805
Press@gap.com